UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 21, 2006

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 556-9303
(Registrant's telephone number, including area code)

DIMENSIONAL VISIONS INCORPORATED
8777 N. Gainey Center Drive, Suite 191, Scottsdale, Arizona 85258
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Studio One Media, Inc. has appointed Shelly Yakus as Vice President, audio engineering.

Shelly Yakus is a renowned music producer, audio engineer/mixer and recording studio designer. Shelly has engineered/mixed recordings for some of the worlds best known artists including John Lennon, Stevie Nicks, Alice Cooper, Van Morrison, Tom Petty, Dire Straits, Blue Oyster Cult, Bob Seger, Amy Grant, Don Henley, U2 and Madonna.

Known as “Golden Ears,” he is also widely respected for his expertise in recording studio design and acoustics. Mr. Yakus co-designed, equipped and supervised construction of the industry leading A&M music recording studios in Los Angeles and served as vice-president of A&M studios from 1985-1995. He was previously vice President of the Record Plant recording studios in New York and a partner at Tongue and Groove Studios in Philadelphia.

The music that Mr. Yakus has engineered, produced or mixed has grossed over a billion dollars in sales and in 1999 he was nominated for induction into the Rock and Roll Hall of Fame. Mr. Yakus’ career and accomplishments are widely covered in publications such as Rolling Stone, Mix Magazine, Audio Engineer and Spin.

Mr. Yakus will be responsible for overseeing the final parameters of the acoustical integrity and audio recording/mixing technologies utilized in Studio One’s proprietary interactive recording studios (patent pending).

Mr. Yakus will work in concert with Mr. Randy Stultz of Heuristic Design Labs, Inc. who is heading-up the design, engineering and manufacture of the Studio One kiosks. Mr. Stultz is experienced in all aspects of interactive product development and retail design, including conceptual design, engineering and manufacture of the final product, and has designed products and environments for companies such as Pepsico, Sears, Eyemasters, Gerber Scientific, DuPont, Ford, LensCrafters and Discovery Zone national stores. Randy was also on the design team of the highly complex AMEX trading floor in New York.

Studio One Entertainment, Inc. is a Scottsdale, Arizona based company that is engaged in the design and manufacturing of a proprietary, self contained interactive audio/video recording and conferencing studio designed for installation in shopping malls and other high traffic public areas. The Studio One Kiosk (patent pending) is designed to enable the public, for a fee, to record their video and voice images in a mini, state-of-the-art recording studio environment and enter their performances in music, modeling and other talent related contests. In addition, the Studio One kiosks and related proprietary technologies can be utilized for other purposes including the pharmaceutical, job search and personal matchmaking industries.

The Registrant has recently entered into an agreement to purchase 100% of Studio One Entertainment, Inc of Scottsdale, Arizona, in a one-for-one, stock-for-stock transaction. Studio One Entertainment, Inc. owns the proprietary audio/video recording and conferencing technology, studio design and related concepts. The purchase will be finalized upon completion of the Studio One Entertainment, Inc. audit, which is being prepared by the audit firm of Moore & Associates CHTD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2006

STUDIO ONE MEDIA, INC.
(f/k/a Dimensional Visions Incorporated

By:       /s/ Preston J. Shea
Name:  Preston J. Shea
Title:    President